Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Total Fund Solution, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Total Fund Solution for the semi-annual period ended June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Total Fund Solution for the stated period.

/s/ Michael J. Weckwerth Michael J. Weckwerth President, Principal Executive Officer, Chairperson and Interested Trustee, Total Fund Solution	/s/ Kyle L. Kroken Kyle L. Kroken Treasurer, Principal Financial and Accounting Officer, Total Fund Solution
Dated: 9/1/2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Total Fund Solution for purposes of the Securities Exchange Act of 1934.